SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 2

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 6, 2002

Commission File Number:  0-27958

Flanders Corporation
(Exact Name of Registrant as Specified in its Charter)

North Carolina (State or other jurisdiction of incorporation or organization) 2399 26th Avenue North St. Petersburg, Florida (Address of Principal Executive Offices)	13-3368271 (IRS Employer Identification No.) 33734 (Zip Code)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

This report on form 8-K/A is being filed to amend our previous disclosures included in our Form 8-K filed December 13, 2002 and Form 8-K/A filed December 30, 2002, and to incorporate an updated letter from Grant Thornton LLP, included herewith as Exhibit 16.1.

On December 9, 2002, the Audit Committee of Flanders Corporation (i) approved the engagement of Pender Newkirk & Company, CPAs, as the independent accountants for Flanders Corporation and (ii) accepted the resignation of Grant Thornton as such independent accountants.  The Company had been reviewing whether to continue the relationship with Grant Thornton, and by letter dated December 6, 2002 to the Company, Grant Thornton confirmed their resignation.

The accountants’ report of Grant Thornton on the consolidated financial statements of Flanders Corporation and subsidiaries as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

The following matters represent disagreements required to be reported in accordance with Item 304 of Regulation S-K, all of which were resolved to Grant Thornton’s satisfaction:

·

In its letter sent to the audit committee of the Company in connection with the audit for the year ended December 31, 2000, Grant Thornton indicated that it disagreed with the Company’s levels of allowance for doubtful accounts and allowance for inventory.

·

Grant Thornton disagreed with the Company about whether or not their review of the financial information contained in the Form 10-Q for the quarter ended June 30, 2002 had been completed prior to the original filing of the Form 10-Q on August 19, 2002.

·

Grant Thornton disagreed with the Company over disclosures in the Company’s originally filed Form 10-Q for the quarter ended June 30, 2002 contained in Footnote A “Nature of Business and Interim Financial Statements” regarding the completion of the first step of the transitional impairment test required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets . "

During the Company’s two most recent fiscal years and interim periods preceding resignation, Grant Thornton has not advised management or the Board of Directors of the Company of any issues regarding significant internal control matters, problems with management representations, requirements for expanded audit scope or information that materially impacts the fairness or reliability of the Company’s financial statements and, accordingly, there were no reportable events.

During the past two years, Pender Newkirk & Company has not advised the registrant regarding any "reportable event" as defined in Item 304 (a)(1)(v) of Regulation S-K.

The foregoing disclosure has been reviewed by Pender Newkirk & Company and it has been given an opportunity to furnish a letter to the Company regarding such disclosures.  The Company has provided Grant Thornton with a copy of the disclosures made by the Company in this Report on Form 8-K /A and has requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Grant Thornton agrees with the above statements. A copy of such letter is attached hereto as Exhibit 16.1.

ITEM 7.  EXHIBITS

Exhibit

Item

Description

16.1

(16)

Letter from Grant Thornton LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 25 , 2003                                                 FLANDERS CORPORATION

               By:      /s/ Robert R. Amerson

Robert R. Amerson

President, Chief Executive Officer and Director

                    By:      /s/ Steven K. Clark

Steven K. Clark

Chief Operating Officer, Vice President/Chief Financial Officer,

Principal Accounting Officer and Director

EXHIBIT 16.1

February 25, 2003

Securities and Exchange Commission

Washington, D.C.  20549

Re:

Flanders Corporation

File No: 0-27958

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A (Amendment No. 2) of Flanders Corporation dated February 25, 2003, and agree with the statements concerning our Firm contained therein.  We have no basis to agree or disagree with the statements regarding actions taken on December 9, 2002, by the Board of Directors of Flanders Corporation included in the second paragraph or statements included in the last two paragraphs of Item 4 relating to Pender Newkirk & Company.

Very truly yours,

/s/  Grant Thornton LLP